Exhibit 99.1
                             AURORA GOLD CORPORATION

NEWS RELEASE 10-2006                                               April 4, 2006

                                                                Trading Symbols:
                                                               NASD OTC BB: ARXG
                                                     FRANKFURT: A4G.FSE, A4G.ETR
                                                          BERLIN-BREMEN: A4G.BER


                                  NEWS RELEASE
                                  ------------

Aurora Gold Corporation is pleased to announce that drilling is scheduled to begin in late April at the highly prospective Sao Domingos property in the Tapajos Gold province, Para state, Brazil

Balcatta,  WA,  Australia,  -  April  4, 2006 - (NASD OTC BB: "ARXG"; FRANKFURT:
"A4G.FSE", "A4G.ETR"; BERLIN-BREMEN: "A4G.BER") Aurora Gold Corporation ("Aurora Gold"), is pleased to announce that it has successfully negotiated a 5,000 metre-drilling contract, with an option to extend, on the Sao Domingos property in the Tapajos Gold province, Para state, Brazil, and drilling is scheduled to begin during late April, 2006.

Based on the highly encouraging results from the initial rock chip sampling over the Sao Domingos property, coupled with recent mapping, a drilling program has been designed to test the interpreted depth and strike extensions of the mineralised zones.

Mapping and sampling of the Sao Domingos property has shown a potential East - West correlation between the Atacadao gold occurrence, the Esmeril gold occurrence and the highly prospective Fofoca gold occurrence. Rock chip sampling of these gold occurrences has shown the quartz stock work and associated larger quartz veins to contain significant gold, silver and copper grades, as previously reported. See below.

19.40 g/t Gold and 24 g/t Silver and 1.7% Copper

5.50 g/t Gold and 50 g/t Silver and 3.0% Copper

42.56g/t Gold and 20g/t Silver

42.56g/t Gold and 20g/t Silver

These areas have had significant surficial mining in the past, via water canon and sluice, and Aurora Gold is confident that the mineralised quartz vein stockwork system forms a continuous zone with a strike potential of at least 5 km.

Atacadao was a large-scale alluvial gold mining operation capitalizing on gold accumulations shed from the surrounding hills. Preliminary investigations proved the local topographic highs to be part of the Parauari Intrusive Suite, with well-developed stock work quartz veins. Initial inspection of the quartz veins showed them to be clearly mineralised. Locally previous shallow, up to 10m in depth, production shafts focused on an E-W sub-vertical, property scale brittle structure, which can be linked to the Esmeril gold occurrence and the Fofoca occurrence.

Esmeril was the focus of recent mining, of the highly weathered fraction of the granitic host rock and stockwork veins. The mineralised stockwork veins, exposed by previous workers, show boxwork and fresh sulphides with associated ferruginous staining of both the veins and wall rock alteration of the enclosing country rock.

The Fofoca area was the focus of a large-scale development of both the alluvial and oxidised stockwork granitic host rocks. This area is also located on the E-W structure considered to be associated to the structures linked to Atacadao.

Based on the historical occurrences of gold deposits in similar geological settings within this region of the Tapajos gold province, the Company is confident that the hard rock potential for the Sao Domingos property will define a series of large tonnage economic gold and poly metallic ore bodies, and is currently conducting further exploration to define further drill targets.

Aurora Gold Corporation is a mineral exploration company focusing on its newly acquired gold exploration property in the Tapajos Gold Province, State of Para, Brazil, whose stock trades under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, and under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.

For Further information, please call Klaus Eckhof
Phone:             (+61) 8 9240-2836
Mobile:            (+61) 411-148-209
Address:           30 Ledger Road, Balcatta, WA, 6021 Australia
Website:           www.aurora-gold.com

ON BEHALF OF THE BOARD

"Klaus Eckhof"

Klaus Eckhof
President, CEO and Director

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward looking statements made by, or on behalf of, us. Forward looking statements are not guarantees of future performance. All of the forward looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.
                                                  ------------------

We disclaim any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.